OIL AND GAS SERVICES AGREEMENT

THIS OIL AND GAS SERVICES AGREEMENT (this "*Agreement*") is made this 22nd day of January, 2007 by and between Southern Star Operating, Inc. ("*Operator*"), and Sunland Production Company ("*Contractor*").

Background Facts

A. Operator presently operates, controls and owns a significant interest in certain oil and gas properties described in Annex "A" attached hereto (hereinafter collectively called the "*Properties*"); and

B. Operator desires to engage the professional engineering and operational services of Contractor for the purposes of providing oil and gas engineering and operational services for Operator related to the Properties according to the terms and conditions provided in this Agreement.

Terms and Conditions

In consideration of the mutual benefits to be derived from the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Operator agrees to engage the professional services of Contractor for the purposes of conducting oil and gas engineering and operational services relating to the Properties, subject to the following terms and conditions:

1. Term. Unless terminated as herein provided, the term of this Agreement shall commence effective on the date first above written (the "*Effective Date*") and shall continue for one (1) year from the Effective Date, and shall be automatically renewed for a term of one (1) year on the anniversary date of the Effective Date, each successive year.

2. Termination. Either party may terminate this Agreement for any reason, effective sixty (60) days following the receipt of written notice of such termination by the non-terminating party. Any such termination shall not prejudice the right of either party to collect any amounts due it hereunder for fees, expenses, damages or loss suffered by it, and shall not serve to waive any other remedy to which either party may be entitled under this Agreement.

3. Services. Contractor acknowledges that it has received a copy of the A.A.P.L. Form 610 – 1982 Model Form Operating Agreement dated March 1, 2006 (the "*JOA*") covering the D Duck Prospect in Bossier and Caddo Parishes, Louisiana (the "*Prospect*"), which designates Southern Star Operating, Inc. ("*Southern Star*") as operator of the Prospect, and Contractor agrees to perform the services of the operator under the JOA as may from time to time be requested by Southern Star as if Contractor were the named operator thereunder. Contractor further agrees that it shall perform such services in a good and workmanlike manner and consistent with generally accepted oilfield practices.

4. Fees. For services rendered hereunder, Operator agrees to pay Contractor the fees and direct expenses set forth in Annex "B" attached hereto (collectively, the "*Contractor Fees*"). The Contractor Fees shall be payable to Contractor on a bi-weekly basis, as invoiced by Contractor on or around the first and fifteenth day of each month, and as provided herein. Unless and to the extent that a payment is delayed due to a bona fide dispute as to the amount payable, any amounts unpaid for periods longer than fifteen (15) days

from the date of receipt by Operator of Contractor's invoice (the "*Due Date*"), will bear interest at the maximum interest rate allowed by law and Operator hereby agrees to pay any such interest charges when invoiced or demand is otherwise made. Contractor shall have the right to self reimbursement of Contractor's Fees, and any interest due thereon, from the Expense Fund provided for in paragraph 5 below, as to Contractor Fees not paid by Operator within fifteen (15) days from the Due Date.

5. Payment of Operating Expenses. It is the intent of the parties that Operator will be the operator of record with the Louisiana Conservation Department, but that Contractor will be responsible for operations relating to the Properties, including incurring and paying all expenses and costs relating to same; provided, however, that Contractor shall not be obligated to undertake any operation requested from time to time by Operator or incur any expense or other cost relating to the Properties unless it has received in advance sufficient funds from Operator to cover the expense or other cost. In order to facilitate Contractor's ability to pay the expenses and costs of operation of the Properties, Operator shall, simultaneous with the execution of this Agreement, deposit in immediately available funds the sum of One Million and No/100 Dollars ($1,000,000) into a bank account designated by Contractor (the "*Expense Fund*") for Contractor to use to pay the expenses and other costs, including the Contractor Fees, relating to operation of the Properties. From time to time thereafter, Operator shall deposit such additional sums into the Expense Fund as Operator and Contractor may agree for anticipated expenses and costs relating to the operation of the Properties; provided, however, that Operator shall at all times and from time to time, deposit such additional sums into the Expense Fund as are required to maintain a minimum balance in such fund of One Hundred Thousand and No/100 Dollars ($100,000.00). The Expense Fund shall be maintained as a separate, non-interest bearing fund by Contractor and shall not be commingled with any other accounts maintained by Contractor.

6. Operational Control and Liability. Notwithstanding the fact that Operator is the operator of record of the Properties, Contractor shall have operational control over, and shall make all operational decisions with respect to, the Properties; provided, however, in exercising this control over the Properties Contractor shall consult with and adhere to the wishes of Operator with respect to major expenditures relating to the Properties. A major expenditure is one reasonably anticipated by Contractor to cost in excess of Fifty Thousand and No/100 Dollars ($50,000.00). As between Operator and Contractor, it is agreed that Contractor will use its best efforts to perform the services referred to in this Agreement in a good and workmanlike manner and consistent with generally accepted oilfield practices, but will have no liability or responsibility to Operator, its successors, assigns, and those claiming derivatively by, through and under Operator, for any loss, claim or liability, except and to the extent that such loss, claim or liability is conclusively caused by the willful misconduct or gross negligence of Contractor. Except to the extent of Contractor's gross negligence or willful misconduct, Contractor shall not be liable for any cost or expense incurred or for any loss or damage sustained by Operator or any other person (a) as a result of the manner in which such services are in good faith performed by Contractor, or (b) as a result of the failure of Contractor in good faith to perform any service, or (c) as a result of the reliance by Operator or any other party.

7. Indemnity by Operator. As the essence of this Agreement, Operator expressly agrees to protect, defend, indemnify and hold Contractor, its affiliates, officers, employees and agents, harmless from and against all claims, demands, causes of action, judgments, assessments, fines, penalties and costs, including attorney fees, of every character, whether brought by private persons, or entities of any nature, or by agencies or branches of the federal, state or local governments, in any way based on, or related to, directly or indirectly, Contractor's (including its affiliates, officers, employees and agents) performance, non performance and/or actions under this Agreement, except insofar as caused conclusively by the willful misconduct or gross negligence of Contractor.

8. Confidentiality. Contractor hereby agrees that all information and data relating to the services to be performed by it under this Agreement, and data and information obtained or collected by or

coming to the attention of the Contractor, its officers, employees, agents, servants, subcontractors, invitees, licensees and affiliates during the term of this Agreement, shall be the sole property of Operator and shall remain strictly confidential. Accordingly, Contractor acknowledges that such information and data, if disseminated by Contractor to any third parties, either directly or indirectly, would be detrimental to Operator. Contractor also acknowledges that the business of the Operator requires a confidential and noncompetitive relationship between it and all involved parties, and the fullest protection and noncompetitive treatment of its data and information. Contractor hereby covenants and agrees that it shall not, and it shall use its reasonable best efforts to ensure that its employees, agents, servants, subcontractor's, invitees, licensees and affiliates do not, divulge to anyone other than the Operator and its duly authorized representatives, any information or data which may be gained by them with respect to the services to be performed by it under this Agreement and data and information obtained or collected by or coming to the attention of the Contractor, its officers, employees, agents, servants, subcontractors, invitees, licensees and affiliates during the term of this Agreement, except as expressly directed by the Operator. Notwithstanding the foregoing, Contractor shall be entitled to divulge any such confidential data and information to state or federal regulatory or law enforcement agencies requesting same following five (5) day advance notice to Operator by Contractor.

9. Miscellaneous Provisions. The following provisions shall also be applicable to this Agreement:

(a) Notices. All notices, requests, demands, claims and other communications required or permitted to be given hereunder shall be in writing and shall be given by (a) personal delivery (effective upon delivery); (b) facsimile (effective on the next day after transmission); (c) recognized overnight delivery service (effective on the next day after delivery to the service); or (d) registered or certified mail, return receipt requested and postage prepaid (effective on the third day after being so mailed), in each case addressed to the intended recipient as set forth below:

If to Operator:

Southern Star Energy, Inc.
1850 North Central Expressway
Suite 1800
Dallas, Texas 75206
Attention: Eric Boehnke
Facsimile: 214-691-2500

With a copy to:

Phillip A. Wylie
1850 North Central Expressway
Suite 1800
Dallas, Texas 75206
Facsimile: 214-932-1747

If to Contractor:

Sunland Production Company
416 Travis Street, Suite 1404
Shreveport, Louisiana 71101
Attention: Don G. Easterwood, Jr
Facsimile: 318-222-3526

Any party may change his or its address for receiving notices by giving written notice of such change to the other parties in accordance with this Section 9.05.

(b) Affiliate Defined. As used this Agreement, "Affiliate" shall mean (i) a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, another person.

(c) Further Assurances. The Parties hereto agree to furnish upon request to each other such further information, to execute and deliver to each other such other documents, including the documents attached as annexes to this Agreement; and to do such other acts and things, all as the other party hereto may at any time reasonably request for the purpose of carrying out the intent of this Agreement.

(d) Joint Participation in Drafting. Each party to this Agreement has participated in the negotiation and drafting of this Agreement. As such, the language used herein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.

(e) Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay on the part of any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement can be discharged by one party hereto, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party hereto; (ii) no waiver which may be given by a party hereto shall be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party hereto shall be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

(f) Entire Agreement and Modification. This Agreement, the attachments hereto and the agreements and instruments required to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof and supersede and discharge all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter and negotiations. This Agreement may not be modified, rescinded or terminated orally, and no modification, rescission, termination or attempted waiver of any of the provisions hereof (including this Section) shall be valid unless in writing and signed by the party against whom the same is sought to be enforced.

(g) Persons Bound. This Agreement shall apply to and be binding in all respects upon, and shall inure to the benefit of the Parties hereto. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person or entity other than the parties to this Agreement, and their permitted successors and assigns, any legal or equitable right, remedy or claim under or with respect to this Agreement, or any provision hereof, it being the intention of the Parties hereto that this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement, and for the benefit of no other person or entity.

(h) Section Headings, Construction. The headings of articles and sections contained in this Agreement are provided for convenience only. They form no part of this Agreement and shall

not affect its construction or interpretation. All references to articles and sections in this Agreement refer to the corresponding articles and sections of this Agreement. All words used herein shall be construed to be of such gender or number, as the circumstances require. Unless otherwise specifically noted, the words "herein," "hereof," "hereby," "hereinabove," "hereinbelow," "hereunder," and words of similar import, refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause or other subdivision hereof.

(i) Assignment. Neither party hereto may assign this Agreement, or any of their respective rights and responsibilities hereunder, to any other person without the express written consent of the other party.

(j) Governing Law and Venue. **This Agreement and all rights arising hereunder shall be construed and determined in accordance with the internal laws of the State of Louisiana, and the performance thereof shall be governed and enforced in accordance with such laws. Any action arising out of or under this Agreement must be filed and maintained in the federal or state courts of, or having jurisdiction over, the area in which the Properties are located, and the parties consent to the jurisdiction of such courts.**

(k) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement, and all of which, when taken together, shall be deemed to constitute but one and the same agreement.

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Signatures

To evidence the binding effect of the foregoing terms and condition, the parties have caused their respective duly authorized representative to execute and deliver this Agreement as of, but not necessarily on, the date first above written.

Operator:

SOUTHERN STAR OPERATING, INC.

By: ______________________

Eric Boehnke
President

Contractor:

SUNLAND PRODUCTION COMPANY

By: ______________________

Don G. Easterwood, Jr.
President

NON-OPERATOR AGREEMENT

The undersigned, being non-operating parties under the JOA (as such term is defined in the Oil and Gas Services Agreement between Southern Star Operating, Inc. and Sunland Production Company set forth above) are hereby executing this Non-Operator Agreement to evidence their express agreement to the effect that as to all services performed by Contractor under the Oil and Gas Services Agreement, Contractor shall have no liability or responsibility to the undersigned or to their respective successors, assigns and those claiming derivatively by, through or under them, for any loss, claim or liability caused by Contractor in the performance of its duties and responsibilities under the Oil and Gas Services Agreement, except and to the extent that such loss, claim or liability is caused by the willful misconduct or gross negligence of Contractor. Except to the extent of Contractor's gross negligence or willful misconduct, Contractor shall not be liable for any cost or expense incurred or any loss or damage sustained by any other person (a) as a result of the manner in which the services are in good faith performed by Contractor, or (b) as a result of the failure of Contractor in good faith to perform any service, or (c) as a result of the good faith reliance by Operator on any other party.

Executed and delivered by the authorized representative of the undersigned as of, but not necessarily on, the date first above written.

RAMSHORN INVESTMENTS, INC.

By: ____________________________

Name: __________________________

Title: ___________________________

DYNAMIC RESOURCES CORPORATION

By: ____________________________

Name: __________________________

Title: ___________________________

ANNEX "A" – PROPERTIES

All of the oil and gas properties in Bossier and Caddo Parishes, Louisiana, that are a part of the prospect commonly known as the "D Duck Prospect" pursuant to which Southern Star Operating, Inc. has been designated as the operator of record under the JOA (as such term is defined in Section 3 of the Agreement).

ANNEX "B" – CONTRACTOR FEES

$6,500.00 per Month for Drilling Well

$650.00 per Month well Supervision Fee

$850.00 per day Engineering plus expenses

$350.00 per day Land services plus expenses

Incurred mailing expenses

$1,200.00 per day for Supervision of running production casing

The aforesaid fees are subject to adjustment on the first day of April each year following the effective date of this Agreement. The adjustment will be computed by multiplying the rate currently in use by the percentage increase or decrease in the average weekly earnings of Crude Petroleum and Gas Production Workers for the last calendar year compared to the calendar year preceding as shown by the index of average weekly earnings of Crude Petroleum and Gas Production Workers as published by the US Dept of Labor. The adjusted rates shall be the rates currently in use, plus or minus the computed adjustment.